UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date or report (Date of earliest event reported) July 31, 2006
AGCO CORPORATION
(Exact Name of Registrant as Specified in Charter)
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On, July 27, 2006, the Board of Directors of AGCO Corporation (“the Company”) amended the Company’s 2006 Long Term Incentive Plan. The amendment clarifies that generally the performance period for performance-based awards must be one year or more and limits future amendments to the Plan without stockholder approval. A copy of the Company’s First Amendment to AGCO Corporation 2006 Long Term Incentive Plan is attached hereto as Exhibit 10.1.
Item 2.02. Results of Operations and Financial Condition
On July 31, 2006, the Company issued a press release reporting its financial results for the second quarter and first six months ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
In the press release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income and earnings per share as computed under GAAP for the applicable period. AGCO considers operating income, net income and earnings per share to be the most comparable GAAP financial measures, and AGCO has included, as a part of the press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.
AGCO uses income from operations, net income, and earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses. Restructuring and other infrequent expenses occur regularly in AGCO’s business, but vary in size and frequency. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter, but will recur only in varied amounts and with unpredictable frequency. Management also uses these amounts to compare performance to budget.
Lastly, AGCO’s management historically has focused on the generation of cash flow in order to reduce indebtedness and for other corporate purposes. Management uses free cash flow to assess its performance in this area. AGCO believes that free cash flow provides a meaningful measure to investors that, unlike cash flow from operations, provides investors a more complete picture of cash generation, as it includes the impact of capital expenditures.
The information in this Form 8-K and the Exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 31, 2006, the Company announced the retirement of Robert J. Ratliff from his position as Chairman of the Board of Directors and as a director effective as of August 15, 2006 when he reaches the Company’s mandatory retirement age. At that time, Mr. Ratliff will also resign from his current positions as chairman of the Company’s Executive Committee and Strategic Planning Committee.
A copy of the Company’s press release announcing Mr. Ratliff's retirement is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1 First Amendment to AGCO Corporation 2006 Long Term Incentive Plan
99.1 Press Release of AGCO Corporation, issued July 31, 2006 (furnished for purposes of Item 2.02)
99.2 Press Release of AGCO Corporation, issued July 31, 2006 (furnished for purposes of Item 5.02)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: July 31, 2006

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to AGCO Corporation 2006 Long Term Incentive Plan
99.1	Press Release of AGCO Corporation, issued July 31, 2006
99.2	Press Release of AGCO Corporation, issued July 31, 2006